Exhibit 99.3

PROXY CARD

SECURE COMPUTING CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John E. McNulty and Mary Budge, and each of them individually, each with full power of substitution, as attorney, agent and proxy to represent the undersigned at the Special Meeting of Stockholders (the “Special Meeting”) of Secure Computing Corporation (“Secure Computing”) to be held at                      located at                     , at 10:00 a.m. local time, on             ,              2005, or at any adjournment thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock of the Company which the undersigned may be entitled to vote at said Special Meeting in the manner set forth below.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ¬¬¬ EASY ¬¬¬ IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on , 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/scur/ — QUICK ¬¬¬ EASY ¬¬¬ IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on , 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Secure Computing, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

The Board of Directors unanimously recommends your vote FOR all matters set forth below.

1.	APPROVE the issuance of shares of Secure Computing common stock pursuant to the Agreement and Plan of Merger, dated as of August 17, 2005, by and among Secure Computing, Bailey Acquisition Corp. and CyberGuard Corporation, as such may be amended from time to time.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	APPROVE the issuance of shares of Secure Computing Series A preferred stock and a warrant to purchase shares of Secure Computing common stock pursuant to the Securities Purchase Agreement between Warburg Pincus Private Equity IX, L.P. and Secure Computing, as such may be amended from time to time.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	APPROVE the Secure Computing amended and restated 2002 Stock Option Plan to increase the number of plan shares by 1,500,000, expand the types of awards permitted by the plan, identify Internal Revenue Code Section 162(m) performance objectives that may be applied to awards, provide that the maximum number of shares that an employee may be granted under the plan during a single year is 750,000, and make other changes to the plan as set forth in Proposal No. 3.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	APPROVE the adjournment of the Special Meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF. (continued and to be signed on reverse side)

(continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ISSUANCE OF SHARES OF SECURE COMPUTING COMMON STOCK AS SET FORTH IN PROPOSAL (1), FOR THE ISSUANCE OF SHARES OF SECURE COMPUTING SERIES A PREFERRED STOCK AND A WARRANT TO PURCHASE SHARES OF SECURE COMPUTING COMMON STOCK AS SET FORTH IN PROPOSAL (2), FOR THE APPROVAL OF THE AMENDMENTS TO THE 2002 STOCK OPTION PLAN AS SET FORTH IN PROPOSAL (3), FOR THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, AS SET FORTH IN PROPOSAL (4) AND WILL CONFER THE AUTHORITY SET FORTH IN PARAGRAPH 5.

Receipt is hereby acknowledged of the Notice of Meeting and Joint Proxy Statement/Prospectus dated                     , 2005.

Dated: , 2005

(signature of stockholder)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is requested to sign. If a corporation, partnership or other entity, please sign by an authorized officer or partner.

Whether or not you plan to attend the Special Meeting, please complete, date, sign and return this proxy in the envelope provided.